Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-02563, 333-25563, 333-60776, 333-72542, and 333-115954) and on Form S-3 (Nos.33-43512, 333-83958, 333-102018, and 333-110273) of TECO Energy, Inc. of our report dated Mar. 1, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Tampa, Florida

March 14, 2005